As filed with the Securities and Exchange Commission on May 13, 2016

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3308180
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

1000 Winter Street

Waltham, Massachusetts 02451

(781) 890-9989

(Address, Including Zip Code, of Principal Executive Offices)

NEUROMETRIX, INC. EIGHTH AMENDED AND RESTATED 2004 STOCK OPTION AND INCENTIVE PLAN

NEUROMETRIX, INC. THIRD AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.

President and Chief Executive Officer

NEUROMETRIX, INC.

1000 Winter Street

Waltham, Massachusetts 02451

(781) 890-9989

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.0001 par value	604,167 shares	$1.665	$1,005,938.06	$101.30
Rights to purchase Series A Junior Participating Cumulative Preferred Stock, $.001 par value	(3)	(3)	(3)	None

(1)	The number of shares of common stock, par value $.0001 per share (“Common Stock”), stated above consists of: (i) 500,000 shares available for issuance under the NeuroMetrix, Inc. Eighth Amended and Restated 2004 Stock Option and Incentive Plan (together with previous versions of such plan, the “Eighth Amended and Restated Stock Plan”) plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Eighth Amended and Restated Stock Plan in the event of a stock dividend, stock split, recapitalization, or other similar event and (ii) 104,167 shares which may be sold upon the exercise of options which may hereafter be granted under the NeuroMetrix, Inc. Third Amended and Restated 2010 Employee Stock Purchase Plan (the “2010 ESPP” and together with the Eighth Amended and Restated Stock Plan, the “Plans”). The maximum number of shares which may be sold pursuant to the 2010 ESPP is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2010 ESPP. Accordingly, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be issuable pursuant to the Plans described herein.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ as of a date (May 12, 2016) within five business days prior to filing this Registration Statement.

(3)	Pursuant to the Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as amended, each share of Common Stock has an attached right to purchase thirty-six ten-thousandths of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Rights”), which Rights are not currently exercisable, on the terms set forth in the Rights Agreement. No separate consideration will be received for the Rights.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The numbers in this Registration Statement reflect two 1-for-6 reverse splits of our Common Stock completed on September 1, 2011 and February 15, 2013 and one 1-for-4 reverse split of our Common Stock completed on December 1, 2015.

Eighth Amended and Restated Stock Plan

This Registration Statement on Form S-8 hereby registers 500,000 additional shares of Common Stock for issuance under the Eighth Amended and Restated Stock Plan. An aggregate of 1,031,570 shares of Common Stock to be issued under the Eighth Amended and Restated Stock Plan were previously registered on August 9, 2004 (File No. 333-118059) (5,729 shares), June 22, 2006 (File No. 333-135242) (7,784 shares), May 27, 2008 (File No. 333-151195) (6,945 shares), June 3, 2009 (File No. 333-159713) (6,945 shares), August 3, 2012 (File No. 333-183071) (41,667 shares), June 17, 2013 (File No. 333-189393) (75,000 shares), July 14, 2014 (File No. 333-197407) (175,000 shares) and July 23, 2015 (File No. 333-205827) (212,500 shares) (the “Previous Stock Plan Registration Statements”).

2010 ESPP

This Registration Statement on Form S-8 hereby registers 104,167 additional shares of Common Stock for issuance under the 2010 ESPP. An aggregate of 46,641 shares of Common Stock to be issued under the 2010 ESPP were previously registered on May 28, 2010 (File No. 333-167180) (1,736 shares), April 28, 2011 (File No. 333-173769) (1,611 shares), August 3, 2012 (File No. 333-183701) (5,793 shares), February 25, 2013 (File No. 333-186827) (4,167 shares), July 14, 2014 (File No. 333-197407) (29,167 shares) and July 23, 2015 (File No. 333-205827) (4,167 shares) (the “Previous ESPP Registration Statements”).

The contents of the Previous Stock Plan Registration Statements and the Previous ESPP Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on this 13th day of May, 2016.

NEUROMETRIX, INC.

By	/s/	SHAI N. GOZANI, M.D., PH.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NeuroMetrix, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/	SHAI N. GOZANI, M.D., PH.D.	President, Chief Executive	May 13, 2016
	Shai N. Gozani, M.D., Ph.D.	Officer and Director (principal
executive officer)

/s/	THOMAS T. HIGGINS	Senior Vice President,	May 13, 2016
	Thomas T. Higgins	Chief Financial Officer and
Treasurer (principal financial
and accounting officer)

/s/	DAVID E. GOODMAN, M.D.	Director	May 13, 2016
David E. Goodman, M.D.

/s/	ALLEN J. HINKLE, M.D.	Director	May 13, 2016
Allen J. Hinkle, M.D.

/s/	NANCY E. KATZ	Director	May 13, 2016
Nancy E. Katz

/s/	TIMOTHY R. SURGENOR	Director	May 13, 2016
Timothy R. Surgenor

/s/	DAVID VAN AVERMAETE	Director	May 13, 2016
David Van Avermaete

NEUROMETRIX, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on August 9, 2004, File No. 333-118059, and incorporated in this document by reference).

3.2.1	Certificate of Designations for Series A Junior Participating Cumulative Preferred Stock (filed as Exhibit 3.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).

3.2.2	Certificate of Designations for Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 29, 2015, File No. 001-33351, and incorporated in this document by reference).

3.2.3	Certificate of Designations for Series C Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2015, File No. 001-33351, and incorporated in this document by reference).

3.3	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated September 1, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 1, 2011, File No. 001-33351, and incorporated in this document by reference).

3.4	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc., dated February 15, 2013 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 15, 2013, File No. 001-33351, and incorporated in this document by reference).

3.5	Second Amended and Restated By-laws of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on August 9, 2004, File No. 333-118059, and incorporated in this document by reference).

3.6	Amendment No. 1 to Second Amended and Restated By-laws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 17, 2007, File No. 001-33351, and incorporated in this document by reference).

3.7	Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).

3.8	Amendment to Shareholder Rights Agreement, dated September 8, 2009, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2009, File No. 001-33351, and incorporated in this document by reference).

3.9	Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013, File No. 001-33351, and incorporated in this document by reference).

3.10	Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 25, 2014, File No. 001-33351, and incorporated in this document by reference).

3.10	Amendment No. 4 to Shareholder Rights Agreement, dated May 28, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 23, 2015, File No. 001-33351, and incorporated in this document by reference).

3.11	Amendment No. 5 to Shareholder Rights Agreement, dated December 29, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on December 30, 2015, File No. 001-33351, and incorporated in this document by reference).

4.1	Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 13, 2004, as amended, File No. 333-115440, and incorporated in this document by reference).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares and rights being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	NeuroMetrix, Inc. Eighth Amended and Restated 2004 Stock Option and Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed on March 17, 2016, File No. 001-33351, and incorporated in this document by reference).

99.2	NeuroMetrix, Inc. Third Amended and Restated 2010 Employee Stock Purchase Plan (filed as Appendix B to the Registrant’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed on March 17, 2016, File No. 001-33351, and incorporated in this document by reference).

4